8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

MEDIX RESOURCES, INC. (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24768 (Commission File Number)	84-1123311 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York (Address of principal executive offices)	10170 (Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509

Item 2.  Acquisition or Disposition of Assets.

            The information called for by Item 2 of Form 8-K with respect to the acquisition of assets referred to in Item 5 of this Form 8-K will be filed on a subsequent 8-K on or before November 25, 2003.

Item 5. Other Events and Regulation FD Disclosure.

          On November 10, 2003, we announced the completion of our previously disclosed acquisition of substantially all of the assets of the Frontline Physicians Exchange and Frontline Communications businesses of Duncan Group, Inc. (the "Frontline Businesses").  A copy of the press release is filed at Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statement of Businesses Acquired

         The financial statements of the Frontline Businesses called for by Item 7(a) of Form 8-K will be filed on a subsequent Form 8-K on or before January 26, 2004.

         (b) Pro Forma Financial Information

         The pro forma financial information called for by Item 7(b) of Form 8-K with respect to the acquisition of the Frontline Businesses will be filed on a subsequent Form 8-K on or before January 26, 2004.

         (c) Exhibits

         99.1 Press Release dated November 10, 2003 announcing the completion of our previously disclosed acquisition of substantially all of the assets of the Frontline Physicians Exchange and Frontline Communications businesses of Duncan Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC. By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated: November 10, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press Release dated November 10, 2003 announcing  the completion of our previously disclosed acquisition of substantially all of the assets of the Frontline Physicians Exchange and Frontline Communications businesses of Duncan Group, Inc.